Exhibit 99.2

BROWN,

EDWARDS&

COMPANY, L.L.P.

Certified Public Accountants

November 8, 2004

Board of Directors

MVB Financial Corp.

301 Virginia Avenue Fairmont, WV 26534

Attention: Mr. James R. Martin, CEO

We are pleased to confirm our understanding of the services we are to provide for MVB Financial Corp. for the year ended December 31, 2004.

We will audit the balance sheet of MVB Financial Corp. as of December 31, 2004, and the related statements of income, retained earnings, and cash flows for the year then ended.

The objective of our audit is the expression of an opinion about whether your financial statements are fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States of America. Our audit will be conducted in accordance with auditing standards generally accepted in the United States of America and will include tests of your accounting records and other procedures we consider necessary to enable us to express such an opinion. If our opinion is other than unqualified, we will discuss the reasons with you in advance. If, for any reason, we are unable to complete the audit or are unable to form or have not formed an opinion, we may decline to express an opinion or to issue a report as a result of this engagement.

Our procedures will include tests of documentary evidence supporting the transactions recorded in the accounts, tests of the physical existence of inventories, and direct confirmation of receivables and certain other assets and liabilities by correspondence with selected customers, creditors, and financial institutions. We will also request written representations from your attorneys as part of the engagement, and they may bill you for responding to this inquiry. At the conclusion of our audit, we will require certain written representations from you about the financial statements and related matters.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements; therefore, our audit will involve judgment about the number of transactions to be examined and the areas to be tested. Also, we will plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether from errors, fraudulent financial reporting, misappropriation of assets, or violations of laws or governmental regulations that are attributable to the entity or to acts by management or employees acting on behalf of the entity. Because an audit is designed to provide reasonable, but not absolute, assurance and because we will not perform a detailed examination of all transactions, there is a risk that material misstatements may exist and not be detected by us. In addition, an audit is not designed to detect immaterial misstatements or violations of laws or governmental regulations that do not have a direct and material effect on the financial statements. However, we will inform you of any material errors that come to our attention, and we will inform you of any fraudulent financial reporting or misappropriation of assets that comes to our attention. We will also inform you of any violations of laws or governmental regulations that come to our attention, unless clearly inconsequential. Our responsibility as auditors is limited to the period covered by our audit and does not extend to any later periods for which we are not engaged as auditors.

Our audit will include obtaining an understanding of internal control sufficient to plan the audit and to determine the nature, timing, and extent of audit procedures to be performed. An audit is not designed to provide assurance on internal control or to identify reportable conditions, that is, significant deficiencies in the design or operation of internal control. However, during the audit, if we become aware of such reportable conditions, we will communicate them to you.

You are responsible for making all financial records and related information available to us and for the accuracy and completeness of that information. We will advise you about appropriate accounting principles and their application and will assist in the preparation of your financial statements, but the responsibility for the financial statements remains with you. As part of our engagement, we may propose standard, adjusting, or correcting journal entries to your financial statements. You are responsible for reviewing the entries and understanding the nature of any proposed entries and the impact they have on the financial statements. Further, you are responsible for designating a qualified management-level individual to be responsible and accountable for overseeing these services.

Your responsibilities include the establishment and maintenance of adequate records and effective internal controls over financial reporting, the selection and application of accounting principles, and the safeguarding of assets. You are also responsible for adjusting the financial statements to correct material misstatements and for confirming to us in the management representation letter that the effects of any uncorrected misstatements aggregated by us during the current engagement and pertaining to the latest period presented are immaterial, both individually and in the aggregate, to the financial statements taken as a whole.

You are responsible for the design and implementation of programs and controls to prevent and detect fraud, and for informing us about all known or suspected fraud affecting the Company involving (a) management (b) employees who have significant roles in internal control, and (c) others where the fraud could have a material effect on the financial statements. You are also responsible for informing us of your knowledge of any allegations of fraud or suspected fraud affecting the Company received in communications from employees, former employees, grantors, regulators, or others. In addition, you are responsible for identifying and ensuring the Organization complies with applicable laws and regulations.

We understand that your employees will prepare all cash, accounts receivable, and other confirmations we request and will locate any documents selected by us for testing.

Our fees are based on the time required by the individuals assigned to the engagement at our standard hourly rates, plus travel and other out-of-pocket expenses, such as telephone and facsimile charges. Individual hourly rates vary according to the degree of responsibility involved and the skill required. Our fee, excluding out-of-pocket expenses, will be $19,500; additionally we do not anticipate out-of-pocket expenses to exceed $2,000 per year.

The audit documentation for this engagement is the property of Brown, Edwards & Company, L.L.P. and constitutes confidential information. However, we may be requested to make certain attest documentation available to the FDIC or West Virginia Division of Banking pursuant to authority given to it by law or regulation. If requested, access to such audit documentation will be provided under the supervision of Brown, Edwards & Company, L.L.P. personnel. Furthermore, upon request, we may provide copies of selected audit documentation to the FDIC or West Virginia Division of Banking. The FDIC or West Virginia Division of Banking may intend, or decide, to distribute the copies or information contained therein to others, including other governmental agencies.

Our fee arrangement is based on the understanding that (1) the overall condition of your company’s financial and accounting records is excellent (requires little or no adjusting journal entries); (2) we will receive full support from your accounting personnel necessary for the preparation of all items discussed or as outlined on our client assistance list, to be provided; and (3) the preparation of items on our client assistance list will be completed prior to our arrival to begin fieldwork, if applicable. If for some reason your accounting personnel are unable to provide the contemplated assistance, or should we encounter unexpected circumstances that will require spending more time than presently anticipated, we will bring this to your attention and discuss the additional cost during the normal billing process. A change in the scope of our services (i.e., due to changes to regulations or professional accounting standards affecting you, loss of key accounting or other personnel, acquisitions, etc.) may also require additional time and, therefore, add to the cost of the engagement. We assure you that we will make every attempt to hold our time to a minimum, commensurate with the work involved. Services other than your audit and preparation of income tax returns, such as research or consultation, would be an additional cost. In accordance with firm policy, work may be suspended if your account becomes significantly overdue and will not be resumed until your account is paid in full. If we elect to terminate our services for nonpayment, you will be obligated to compensate us for all time expended and to reimburse us for all out-of-pocket expenditures through the date of termination.

Mr. Evan Thompson and I will be primarily responsible for the coordination of services provided to you. Others in the firm will be utilized as necessary to insure that you receive the full benefit of the resources available to you. Please feel free to contact us in the event you have questions or need additional assistance.

If you reproduce or publish our report or any portion of it, you are to submit copies of masters or printer’s proofs to us for review before printing. You will also furnish us with a copy of the printed report before distribution.

With regard to the electronic dissemination of audited financial statements, including financial statements published electronically on your Internet website, you understand that electronic sites are a means to distribute information and, therefore, we are not required to read the information contained in these sites or to consider the consistency of other information in the electronic site with the original document.

We appreciate the opportunity to be of service to you and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign the enclosed copy and return it to us.

Very truly yours,

BROWN, EDWARDS & COMPANY, L.L.P.

/s/ Brian Fields
G. Brian Fields, Director

RESPONSE:

This letter correctly sets forth the understanding of MVB Financial Corp.

Officer signature:	/s/ Leonard Nossokoff
Title:	Audit Committee Chairman
Date:	December 22, 2004